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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BWAY Corporation on Form S-8 and the related Prospectus of our report dated November 16, 2001, appearing in the Annual Report on Form 10-K of BWAY Corporation for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Atlanta Georgia
June 4, 2002